Exhibit 10.10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 22, 2013 (this “Amendment No. 2”), is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Colt Defense LLC, a Delaware limited liability company (“Parent” or “US Borrower”), Colt Canada Corporation, a Nova Scotia corporation (“Canadian Borrower” and, together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”), and Colt Finance Corp., a Delaware corporation (“Colt Finance”) as a guarantor.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors are parties to financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of September 29, 2011, by and among Agent, Lenders, Borrowers and certain of Borrowers’ affiliates (as amended by Amendment No. 1 to the Credit Agreement , dated February 24, 2012, and as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers have advised that Parent will redeem certain of its Equity Interests from Persons other than the Permitted Holders (the “2013 Stock Redemption”) and have requested that Agent and Lenders consent to the Restricted Payments constituting the 2013 Stock Redemption;

WHEREAS, Agent and Lenders are willing to provide such consent, all on the terms and subject to the conditions contained herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Colt Finance intend to evidence such consent and the amendments set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                        Definitions

(a)                       Additional Definitions.  As used herein or in the Credit Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following:

(i)                                     “Amendment No. 2” shall mean Amendment No. 2 to Credit Agreement and Consent by and among Borrowers, Colt Finance, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced

(ii)                                  “Amendment No. 2 Effective Date” shall mean the date on which all conditions precedent to the effectiveness of Amendment No. 2 have been satisfied or waived.

(iii)                               “2013 Stock Redemption” has the meaning set forth in the recitals to Amendment No. 2.”

(b)                       Interpretation.  For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 2.

2.                        Consent to 2013 Stock Redemption.  Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 6.9 of the Credit Agreement), Lenders hereby consent to the Restricted Payments constituting the 2013 Stock Redemption; provided, that, (a) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect thereto, (b) the aggregate amount of such Restricted Payments shall not exceed $14,000,000, (c) immediately before and immediately after giving effect to such Restricted Payments (i) the sum of Excess Availability plus Borrowers’ cash on hand shall not be less than $30,000,0000 and (ii) Excess Availability shall not be less than $15,000,000; and (d) such Restricted Payments shall occur not later than  April 1, 2013.

3.                        Representations and Warranties.  Each Borrower and Colt Finance (collectively, “Loan Parties” and each, a “Loan Party”), jointly and severally, hereby represents and warrants to Lender Group as follows:

(a)                           This Amendment No. 2 and each of the documents, instruments and agreements executed and delivered in connection herewith (collectively, with this Amendment No. 2, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action of each Loan Party party hereto and thereto and constitutes the legal, valid and binding obligations of each such Loan Party party thereto enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors’ rights generally;

(b)                       The execution, delivery, and performance by each Loan Party of this Amendment and each other Amendment Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change;

(c)                        As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment No. 2 and each other Amendment Document to which it is a party and the transactions contemplated hereby and thereby do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Change, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect,(iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Change; and

(d)                       No Default or Event of Default has occurred and is continuing.

4.                        Covenant regarding 2012 Financial Statements.  Borrowers shall, by not later than April 1, 2013, deliver or cause to be delivered to Agent the consolidated audited financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2012, in form and substance satisfactory to Agent, in accordance with clause (c) of Schedule 5.1 to the Credit Agreement; it being understood that the draft consolidated financial statements of Parent and its Subsidiaries for such fiscal year delivered to Agent on March 20, 2013 are satisfactory to Agent.

5.                        Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Credit Agreement and the other Loan Documents, Borrowers shall pay to Agent, for the ratable benefit of Lenders, an amendment  fee of $15,000, which amount is fully earned and payable on the Amendment No. 2 Effective Date and may be charged directly to any loan account(s) of Borrowers maintained by Agent.

6.                        Conditions Precedent.  This Amendment No. 2 shall only be effective upon the receipt by Agent of counterparts of this Amendment No. 2 duly authorized, executed and delivered by Borrowers, Colt Finance and Required Lenders

7.                        General.

(a)                       Effect of this Amendment.  Except as expressly provided herein or in the other Amendment Documents, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  On and after the Amendment No. 2 Effective Date each Amendment Document shall for all purposes constitute a Loan Document.

(b)                       Governing Law.  THE VALIDITY OF THIS AMENDMENT NO. 2, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING

HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)                        Binding Effect.  This Amendment No. 2 and each of the other Amendment Documents, shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d)                       Counterparts, etc.  Each Amendment Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of such Amendment Document.  Any party delivering an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of such Amendment Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of such Amendment Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

COLT DEFENSE LLC

By:	/s/ Jeffrey G. Grody
	Name:	Jeffrey G. Grody
	Title:	Secretary

COLT CANADA CORPORATION

By:	/s/ Jeffrey G. Grody
	Name:	Jeffrey G. Grody
	Title:	Secretary

COLT FINANCE CORP.

By:	/s/ Jeffrey G. Grody
	Name:	Jeffrey G. Grody
	Title:	Secretary

AGENT AND LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Willis A. Williams
	Name:	Willis A. Williams
	Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	Domenic Cosentino
	Name:	Domenic Cosentino
	Title:	Authorized Signatory